UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 6, 2005

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15131 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)

Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     The purpose of this Current Report on Form 8-K is to furnish the press release issued by Quiksilver, Inc. on June 6, 2005 announcing its financial results for quarter ended April 30, 2005. The press release is attached hereto as Exhibit 99.1.

     The information in this Form 8-K and Exhibit shall not be deemed filed for purposes of Section 18 of Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 3, 2005, the Board of Directors of the Company, upon the recommendation of the Company’s Nominating and Governance Committee, appointed Douglas Ammerman to the Board of Directors. Mr. Ammerman, 53, is a Certified Public Accountant and has a Masters Degree in Business Taxation from the University of Southern California. He began his career in 1973 with Peat, Marwick, Mitchell (now KPMG). He was admitted to the KPMG partnership in 1984 and formally retired from KPMG in 2002. Mr. Ammerman was also appointed Chairman of the Company’s Audit Committee and a member of the Nominating and Governance Committee.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

               The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
99.1	Press Release dated June 6, 2005, issued by Quiksilver, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005	Quiksilver, Inc. (Registrant)
	By:	/s/Steven L. Brink
		Name:	Steven L. Brink
		Title:	Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title or Description
99.1	Press Release, dated June 6, 2005, issued by Quiksilver, Inc.